UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012 (June 13, 2012)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-54309	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor Cambridge, MA 02142	02142
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 617-500-8635

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

Mr. Semyon Dukach resigned as the registrant’s Chief Executive Officer on June 13, 2012, and on that same date the registrant’s board of directors appointed Richard T. Harrison to the position of Chief Executive Officer and Mr. Harrison accepted the appointment.

There are no arrangements or understandings between Mr. Harrison and any other persons pursuant to which he was appointed the registrant’s Chief Executive Officer. There is no family relationship between Mr. Harrison and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the registrant.

The registrant has not entered into any transactions with Mr. Harrison that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Harrison, age 54, has served as our President and Chief Operating Officer since July 2010. Previously, Mr. Harrison was a Principal at Xactlyit, LLC, a consulting firm and was Vice President of Marketing at Computer Associates and held various executive level positions at Adlex, Verbind, Netcom, Motorola and Wang Labs. Mr. Harrison received his Bachelor of Science and Masters of Business Administration from the University of Rhode Island.

In exchange for serving as the registrant’s Chief Executive Officer, pursuant to written agreement, a copy of which is attached as Exhibit 10.1, Mr. Harrison shall receive as compensation, among other things, a base salary of $100,000 per year, along with quarterly performance based bonuses. Mr. Harrison’s employment agreement has an effective date of June 1, 2012.

On June 13, 2012 the registrant’s board of directors re-appointed Mr. Semyon Dukach to the position of Chair of the Board of Directors, which is an executive position with the registrant, effective June 13, 2012.  Mr. Dukach accepted the appointment on that same date. Mr. Dukach shall serve as Chair of the Board of Directors until the next annual stockholder’s meeting or until his successor is duly appointed.

Mr. Dukach receives no compensation for serving as the registrant’s Chair of the Board of Directors and his existing oral employment agreement and annual salary of $100,000 per year is terminated, except that Mr. Dukach is entitled to reimbursement of reasonable business expenses in accordance with the registrant’s corporate policy and any health benefits the registrant offers its other employees.

The registrant has not entered into any transactions with Mr. Dukach that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

10.1

Employment Agreement – Richard T. Harrison

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:

/s/ Richard T. Harrison

Richard T. Harrison

Chief Executive Officer

Dated: June 18, 2012